Exhibit 99.1

PEOPLES FINANCIAL SERVICES CORP. Reports First Quarter 2014 Earnings

Scranton, PA, April 25/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ OMX: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months ended March 31, 2014. Peoples, which completed a merger with Penseco Financial Services Corporation (“Penseco”) on November 30, 2013, reported net income of $4.7 million, or $0.62 per basic and diluted weighted average share for the quarter ended March 31, 2014, compared to $2.5 million, or $0.56 per share, for the comparable quarter of 2013. Earnings per share amounts in prior periods are based on restated shares outstanding. The merger between Peoples and Penseco was accounted for as a reverse acquisition of Peoples by Penseco. As a result of the reverse merger, Peoples is the legal acquirer and Penseco is the accounting acquirer. In a reverse merger the historical financial statements are those of the accounting acquirer. The results for the quarter ended March 31, 2014, include pre-tax merger related expenses of approximately $608.0 thousand. The conversion of the core processing system is scheduled to be completed at the end of April, 2014. Accordingly, cost savings associated with such action are not anticipated to be realized until sometime beginning in the third quarter of 2014.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Peoples believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends, and facilitates comparisons with the performance of its peers. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	First quarter 2014 earnings per share increased $0.06 or 10.71% compared to the corresponding quarter of 2013.

•	Annualized return on average assets and average tangible stockholders’ equity were 1.13% and 11.88% for the first quarter of 2014.

•	The efficiency ratio improved to 59.79% in the first quarter of 2014 compared to 66.10% in the first quarter of 2013.

•	Nonperforming assets to loans, net and foreclosed assets decreased to 1.30% in the first quarter of 2014 from 1.42% in the prior quarter.

•	Loans, net increased to $1.2 billion at March 31, 2014, including loans acquired from the merger having an acquisition date fair value of $504.0 million, from $636.3 million at March 31, 2013.

•	Deposits improved to $1.4 billion at the end of the first quarter 2014, including deposits assumed from the merger having an acquisition date fair value of $628.3 million, from $741.3 at the end of the first quarter 2013.

•	Tangible book value per share improved $0.56 at the end of the first quarter of 2014 to $22.88 compared to year end 2013.

INCOME STATEMENT REVIEW

The tax-equivalent net interest margin for the three months ended March 31, was 4.09% in 2014 compared to 4.05% in 2013. Loan accretion included in loan interest income in the first quarter of 2014 related to loans acquired in the fourth quarter of 2013 was $904.0 thousand, resulting in an increase in the tax-equivalent net interest margin of 24 basis points. The tax-equivalent net interest margin for the fourth quarter of 2013 was 3.82%.

Tax-equivalent net interest income for the three months ended March 31, increased $7.1 million to $15.5 million in 2014 from $8.4 million in 2013. The increase in tax equivalent net interest income was primarily due to the growth in average earning assets from the merger and a 4 basis point improvement in the tax-equivalent net interest margin. The tax-equivalent yield on the loan portfolio was constant at 5.14% in 2014 and 2013. Loans, net averaged $1.2 billion in the first quarter of 2014 compared to $630.8 million for the same quarter last year. For the first three months, the tax-equivalent yield on total investments decreased to 2.81% in 2014 from 3.17% in 2013. Average investments totaled $319.8 million in the first quarter of 2014 and $175.3 million in the first quarter of 2013. Average interest-bearing liabilities increased to $1.2 billion for the three months ended March 31, 2014, compared to $625.2 million for the corresponding period last year. The cost of funds declined to 0.59% in the first quarter of 2014 from 0.67% for the first quarter of 2013.

The provision for loan losses totaled $857.0 thousand in 2014, compared to $300.0 thousand in 2013. The increase in the provision for loan losses in the first quarter of 2014 was primarily due to reporting a higher level of nonperforming assets as a percentage of loans and other real estate owned and a greater net charge-off ratio comparing the first three months of 2014 and 2013.

Noninterest income totaled $3.6 million in 2014, an increase of $0.8 million from $2.8 million in 2013. Increases in service charges, fees and commissions and income from fiduciary and wealth management services more than offset decreases in revenues from merchant services and mortgage banking activities.

Noninterest expense for the three months ended March 31, 2014, increased $4.2 million or 59.2% to $11.3 million, from $7.1 million in 2013. The recognition of merger related expense of $608.0 thousand along with the inclusion of the Peoples operations in 2014 were the primary causes for the increase over the first quarter of 2013.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $1.7 billion, $1.2 billion and $1.4 billion, respectively, at March 31, 2014. Loans, net was unchanged comparing the end of the first quarter 2014 to year-end 2013, while total deposits grew $24.6 million or 7.2% annualized in the first three months of 2014. Noninterest-bearing deposits grew $2.1 million or 3.1% annualized while interest-bearing deposits increased $22.5 million or 8.3% annualized in the first quarter of 2014. Total investments were $318.8 million at March 31, 2014, including $302.2 million securities classified as available-for sale and $16.6 million classified as held-to-maturity.

Stockholders’ equity equaled $242.6 million or $32.13 per share at March 31, 2014, and $238.8 million or $31.62 per share at December 31, 2013. Total tangible stockholders’ equity improved to $172.7 million or $22.88 per share at March 31, 2014, compared to $168.6 million or $22.32 per share at year-end 2013. Dividends declared for the first three months of 2014 amounted to $0.31 per share representing a dividend payout ratio of 50.0%.

ASSET QUALITY REVIEW

Nonperforming assets decreased to $15.3 million or 1.30% of loans, net and foreclosed assets at March 31, 2014, from $16.8 million or 1.42% at December 31, 2013. The allowance for loan losses equaled $8.9 million or 0.75% of loans, net compared to $8.7 million or 0.74% of loans, net, at December 31, 2013, and $7.1 million or 1.12% at March 31, 2013. The decrease in the ratio of the allowance for loan losses as a percentage of loans, net, from March 31, 2013, is primarily a function of acquisition accounting, whereby the historical loan portfolio of Peoples was recorded at its estimated fair value, including a discount to reflect credit risk, and the Peoples historical allowance for loan losses was eliminated. Loans charged-off, net of recoveries, for the three months ended March 31, 2014, equaled $649.0 thousand or 0.22% of average loans, compared to $140.0 thousand or 0.09% of average loans in 2013.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Lackawanna, Luzerne, Monroe, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or m.luciani@pennsecurity.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, such as Peoples recent merger with Penseco Financial Services Corporation, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre- acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except per share data)

	Mar 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013
Key performance data:
Per share data:
Net income (loss)	$0.62	$(0.39)	$0.56	$0.64	$0.56
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Book value	$32.13	$31.62	$29.91	$29.75	$29.82
Tangible book value (1)	$22.88	$22.32	$23.87	$23.68	$23.74
Market value:
High	$42.26	$39.50	$33.37	$30.43	$27.87
Low	$37.85	$31.53	$29.70	$27.21	$27.13
Closing	$41.62	$38.00	$33.00	$30.43	$27.54
Market capitalization	$314,163	$287,012	$147,828	$135,939	$123,028
Common shares outstanding	7,548,358	7,552,944	4,479,624	4,467,261	4,467,261

Selected ratios:
Return on average stockholders’ equity	8.03%	(5.01)%	7.39%	8.53%	7.65%

Return on average tangible stockholders’ equity (1)	11.88%	(6.69)%	9.37%	10.80%	9.76%

Return on average assets	1.13%	(0.72)%	1.08%	1.23%	1.11%

Stockholders’ equity to total assets	14.12%	14.14%	14.60%	14.45%	14.33%

Efficiency ratio (3)	59.79%	117.51%	67.89%	62.77%	66.10%

Nonperforming assets to loans, net, and foreclosed assets	1.30%	1.42%	0.57%	0.71%	0.78%

Net charge-offs to average loans, net	0.22%	0.12%	0.13%	0.04%	0.09%

Allowance for loan losses to loans, net	0.75%	0.74%	1.20%	1.18%	1.12%

Earning assets yield (FTE) (2)	4.53%	4.27%	4.38%	4.40%	4.45%

Cost of funds	0.59%	0.60%	0.61%	0.61%	0.66%

Net interest spread (FTE) (2)	3.94%	3.67%	3.76%	3.79%	3.88%

Net interest margin (FTE) (2)	4.09%	3.82%	3.93%	3.94%	4.05%

Reconciliation of Non-GAAP financial measures:
Return on average tangible equity:
Net income	$4,698	$(2,130)	$2,486	$2,844	$2,521
Amortization of intangibles, net of tax	223	98	36	36	42
	$4,921	$(2,032)	$2,522	$2,880	$2,563

Average stockholders’ equity	$237,953	$169,098	$133,817	$134,108	$133,698
Less: average intangibles	70,033	48,633	27,089	27,144	27,204
	$167,920	$120,465	$106,728	$106,964	$106,494

(1)	Non-GAAP financial measure.
(2)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.
(3)	Total noninterest expense less amortization of intangible assets divided by net interest income and noninterest income.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Three Months Ended	Mar 31 2014	Mar 31 2013
Interest income:
Interest and fees on loans:
Taxable	$14,000	$7,377
Tax-exempt	635	410
Interest and dividends on investment securities available-for-sale:
Taxable	928	439
Tax-exempt	829	623
Dividends	16	19
Interest on interest-bearing deposits in other banks	10	22
Interest on federal funds sold	14
Total interest income	16,432	8,890

Interest expense:
Interest on deposits	1,357	671
Interest on short-term borrowings	34	5
Interest on long-term debt	296	357
Total interest expense	1,687	1,033
Net interest income	14,745	7,857
Provision for loan losses	857	300
Net interest income after provision for loan losses	13,888	7,557

Noninterest income:
Service charges, fees, commissions	1,624	961
Merchant services income	894	1,031
Commissions and fees on fiduciary activities	567	391
Wealth management income	187	90
Mortgage banking income	99	133
Life insurance investment income	189	119
Net gains on sale of investment securities available-for-sale		101
Total noninterest income	3,560	2,826

Noninterest expense:
Salaries and employee benefits expense	5,168	3,583
Net occupancy and equipment expense	1,733	801
Merchant services expense	565	625
Amortization of intangible assets	343	64
Acquisition related expenses	608
Other expenses	2,870	2,052
Total noninterest expense	11,287	7,125
Income before income taxes	6,161	3,258
Income tax expense	1,463	737
Net income	$4,698	$2,521

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$2,394	$(476)
Reclassification adjustment for gains included in net income		(101)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	838	(196)
Other comprehensive income (loss), net of income taxes	1,556	(381)
Comprehensive income	$6,254	$2,140

Per share data:
Net income	$0.62	$0.56
Cash dividends declared	$0.31	$0.31
Average common shares outstanding	7,550,253	4,467,261

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	March 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013

Interest income:
Interest and fees on loans:
Taxable	$14,000	$9,283	$7,213	$7,229	$7,377
Tax-exempt	635	464	396	404	410
Interest and dividends on investment securities available-for-sale:
Taxable	928	554	386	414	439
Tax-exempt	829	698	658	646	623
Dividends	16	31	22	16	19
Interest on interest-bearing deposits in other banks	10	18	18	28	22
Interest on federal funds sold	14	2
Total interest income	16,432	11,050	8,693	8,737	8,890

Interest expense:
Interest on deposits	1,357	908	647	650	671
Interest on short-term borrowings	34	17	6	6	5
Interest on long-term debt	296	298	299	305	357
Total interest expense	1,687	1,223	952	961	1,033
Net interest income	14,745	9,827	7,741	7,776	7,857
Provision for loan losses	857	1,036	525	500	300
Net interest income after provision for loan losses	13,888	8,791	7,216	7,276	7,557

Noninterest income:
Service charges, fees, commissions	1,624	666	1,006	1,459	961
Merchant services income	894	813	1,174	918	1,031
Commissions and fees on fiduciary activities	567	454	487	403	391
Wealth management income	187	185	130	100	90
Mortgage banking income	99	117	80	33	133
Life insurance investment income	189	612	117	120	119
Net gains on sale of investment securities available-for-sale		5	33	24	101
Total noninterest income	3,560	2,852	3,027	3,057	2,826

Noninterest expense:
Salaries and employee benefits expense	5,168	5,568	3,340	3,492	3,583
Net occupancy and equipment expense	1,733	1,801	685	701	801
Merchant services expense	565	543	740	582	625
Amortization of intangible assets	343	151	55	56	64
Acquisition related expenses	608	4,384	220	5
Other expenses	2,870	2,603	2,325	2,020	2,052
Total noninterest expense	11,287	15,050	7,365	6,856	7,125
Income (loss) before income taxes	6,161	(3,407)	2,878	3,477	3,258
Income tax expense (benefit)	1,463	(1,277)	392	633	737
Net income (loss)	$4,698	$(2,130)	$2,486	$2,844	$2,521

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$2,394	$(642)	$(20)	$(2,744)	$(476)
Reclassification adjustment for gains included in net income		(5)	(33)	(24)	(101)
Change in pension liability		3,642
Income tax expense (benefit) related to other comprehensive income (loss)	838	1,160	(18)	(941)	(196)
Other comprehensive income (loss), net of income taxes	1,556	1,835	(35)	(1,827)	(381)
Comprehensive income (loss)	$6,254	$(295)	$2,451	$1,017	$2,140

Per share data:
Net income (loss)	$0.62	$(0.39)	$0.56	$0.64	$0.56
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Average common shares outstanding	7,550,253	5,515,199	4,473,846	4,467,261	4,467,261

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	March 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013

Net interest income:
Interest income
Loans, net:
Taxable	$14,000	$9,283	$7,213	$7,229	$7,377
Tax-exempt	978	703	600	612	621
Total loans, net	14,978	9,986	7,813	7,841	7,998
Investments:
Taxable	944	585	408	430	458
Tax-exempt	1,274	1,058	997	979	944
Total investments	2,218	1,643	1,405	1,409	1,402
Interest-bearing deposits in other banks	10	18	18	28	22
Federal funds sold	14	2
Total interest income	17,220	11,649	9,236	9,278	9,422
Interest expense:
Deposits	1,357	908	647	650	671
Short-term borrowings	34	17	6	6	5
Long-term debt	296	298	299	305	357
Total interest expense	1,687	1,223	952	961	1,033
Net interest income	$15,533	$10,426	$8,284	$8,317	$8,389

Loans, net:
Taxable	5.18%	4.72%	4.83%	4.94%	5.21%
Tax-exempt	4.69%	5.23%	4.68%	5.22%	4.44%
Total loans, net	5.14%	4.76%	4.82%	4.96%	5.14%
Investments:
Taxable	1.77%	1.59%	1.52%	1.57%	1.61%
Tax-exempt	4.99%	5.58%	6.41%	6.37%	6.36%
Total investments	2.81%	2.95%	3.32%	3.30%	3.17%
Interest-bearing balances with banks	0.14%	0.28%	0.28%	0.27%	0.25%
Federal funds sold	0.58%	0.22%
Total earning assets	4.53%	4.27%	4.38%	4.40%	4.55%
Interest expense:
Deposits	0.50%	0.48%	0.45%	0.44%	0.46%
Short-term borrowings	0.63%	0.42%	0.26%	0.29%	0.29%
Long-term debt	3.32%	3.33%	3.39%	3.44%	3.46%
Total interest-bearing liabilities	0.59%	0.60%	0.61%	0.61%	0.67%
Net interest spread	3.95%	3.67%	3.76%	3.79%	3.88%
Net interest margin	4.09%	3.82%	3.93%	3.94%	4.05%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

At period end	March 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013

Assets:
Cash and due from banks	$26,204	$30,004	$14,306	$14,199	$10,321
Interest-bearing deposits in other banks	7,168	11,846	14,016	22,561	42,945
Federal funds sold	45,840	9,460
Investment securities:
Available-for-sale	302,226	299,715	148,921	152,511	157,047
Held-to-maturity	16,607	17,295	18,079	19,707	15,201
Total investments	318,833	317,010	167,000	172,218	172,248
Loans held for sale	1,816	1,757
Loans, net	1,177,122	1,176,617	655,946	642,353	636,283
Less: allowance for loan losses	8,859	8,651	7,871	7,552	7,110
Net loans	1,168,263	1,167,966	648,075	634,801	629,173
Premises and equipment, net	25,579	26,119	14,823	14,960	14,984
Accrued interest receivable	5,366	5,866	2,641	3,004	2,844
Goodwill	63,370	63,370	26,398	26,398	26,398
Other intangible assets, net	6,492	6,835	663	719	774
Other assets	49,330	47,988	29,575	30,809	30,101
Total assets	$1,718,261	$1,688,221	$917,497	$919,669	$929,788

Liabilities:
Deposits:
Noninterest-bearing	$282,060	$279,942	$153,552	$146,583	$144,128
Interest-bearing	1,122,006	1,099,565	574,748	586,551	597,209
Total deposits	1,404,066	1,379,507	728,300	733,134	741,337
Short-term borrowings	22,539	22,052	10,144	8,188	8,011
Long-term debt	35,838	36,743	34,971	35,633	36,287
Accrued interest payable	610	723	502	466	544
Other liabilities	12,643	10,404	9,607	9,363	10,384
Total liabilities	1,475,696	1,449,429	783,524	786,784	796,563

Stockholders’ equity:
Common stock	15,607	15,614	8,935	8,935	8,935
Capital surplus	146,035	146,109	40,054	40,036	40,018
Retained earnings	86,365	84,008	87,517	86,412	84,943
Accumulated other comprehensive income (loss)	858	(698)	(2,533)	(2,498)	(671)
Less: Treasury stock, at cost	6,300	6,241
Total stockholders’ equity	242,565	238,792	133,973	132,885	133,225
Total liabilities and stockholders’ equity	$1,718,261	$1,688,221	$917,497	$919,669	$929,788

Reconciliation of Non-GAAP financial measures:
Tangible book value per share: Total stockholders’ equity	$242,565	$238,792	$133,973	$132,885	$133,225
Less: Goodwill	63,370	63,370	26,398	26,398	26,398
Less: Other intangible assets, net	6,492	6,835	663	719	774
Total tangible stockholders’ equity	$172,703	$168,587	$106,912	$105,768	$106,053

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

Average quarterly balances	March 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013

Assets:
Loans, net:
Taxable	$1,096,793	$779,687	$599,417	$593,557	$574,105
Tax-exempt	84,688	53,381	51,391	47,595	56,717
Total loans, net	1,181,481	833,068	650,808	641,152	630,822
Investments:
Taxable	216,173	145,677	107,486	110,973	115,130
Tax-exempt	103,625	75,215	62,422	62,304	60,216
Total investments	319,798	220,892	169,908	173,277	175,346
Interest-bearing deposits in other banks	7,327	25,156	25,629	41,604	34,414
Federal funds sold	32,444	3,579
Total earning assets	1,541,050	1,082,695	846,345	856,033	840,582
Other assets	154,020	101,903	72,529	76,839	77,371
Total assets	$1,695,070	$1,184,598	$918,874	$932,872	$917,953

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,109,085	$756,833	$579,189	$594,471	$576,464
Noninterest-bearing	274,584	193,481	150,486	145,757	144,993
Total deposits	1,383,669	950,314	729,675	740,228	721,457
Short-term borrowings	21,351	16,019	9,091	8,490	6,943
Long-term debt	36,330	35,542	35,331	35,985	41,835
Other liabilities	15,767	13,624	10,960	14,061	14,020
Total liabilities	1,457,117	1,015,499	785,057	798,764	784,255
Stockholders’ equity	237,953	169,098	133,817	134,108	133,698
Total liabilities and stockholders’ equity	$1,695,070	$1,184,597	$918,874	$932,872	$917,953

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

At quarter end	March 31 2014	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013

Nonperforming assets:
Nonaccrual/restructured loans	$12,922	$14,653	$3,032	$2,939	$3,292
Accruing loans past due 90 days or more	1,663	1,455	636	702	939
Foreclosed assets	678	648	94	949	713
Total nonperforming assets	$15,263	$16,756	$3,762	$4,590	$4,944

Three months ended

Allowance for loan losses:
Beginning balance	$8,651	$7,871	$7,552	$7,110	$6,950
Charge-offs	683	301	216	102	222
Recoveries	34	45	10	44	82
Provision for loan losses	857	1,036	525	500	300
Ending balance	$8,859	$8,651	$7,871	$7,552	$7,110